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                                                             Exhibit 5



                [Arent Fox Kintner Plotkin & Kahn, PLLC Letterhead]



                                    March 13, 1998



The Board of Trustees
Washington Real Estate Investment Trust
10400 Connecticut Avenue
Kensington, Maryland 20895

Gentlemen:

     We have acted as counsel to Washington Real Estate Investment Trust (the "Trust") with respect to the Trust's Registration Statement on Form S-8, filed by the Trust with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933 of 1,715,241.50 Shares of Beneficial Interest, par value $.01(the "Shares").

     As counsel to the Trust, we have examined the Trust's Declaration of Trust, as amended (the "Declaration of Trust"), and such records, certificates and other documents of the Trust, as well as relevant statutes, regulations, published rulings and such questions of law, as we considered necessary or appropriate for the purpose of this opinion.

     We assume that, prior to the sale of any Shares to which the Registration Statement relates, appropriate action will be taken to register and qualify such Shares for sale, to the extent necessary, under any applicable state securities laws.

     Based on the foregoing, we are of the opinion that the 200,000 Shares currently subject to the Washington Real Estate Investment Trust Share Grant Plan and the 1,515,241.50 Shares currently subject to the Washington Real Estate Investment Trust Stock Option Plan for Trustees, when issued and paid for in accordance with the terms thereof, will be validly issued, fully paid and, subject to the following paragraph, nonassessable.




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The Board of Trustees
March 13, 1998
Page 2


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations thereunder.

                         Very truly yours,

                         ARENT FOX KINTNER PLOTKIN & KAHN, PLLC



                         By: /s/ Jeffrey E. Jordan
                             ___________________________
                             Jeffrey E. Jordan